                                                                    EXHIBIT 21.1

                              RADISYS CORPORATION
                              LIST OF SUBSIDIARIES

                                                              JURISDICTION OF
                         SUBSIDIARY                            INCORPORATION
------------------------------------------------------------  ---------------
RadiSys B.V.                                                  Netherlands
RadiSys GmbH                                                  Germany
RadiSys International, Inc.                                   Oregon
RadiSys International Sales Corporation                       Barbados
RadiSys Ireland Limited                                       Ireland
RadiSys Technology (Ireland) Limited                          Ireland
RadiSys Israel Ltd.                                           Israel
RadiSys KK                                                    Japan
RadiSys SARL                                                  France
RadiSys UK Limited                                            United Kingdom
Texas Microsystems United Kingdom Limited (inactive)          United Kingdom
RadiSys CPD, Inc. (formerly known as Texas Micro, Inc.)       Delaware
RadiSys Communication Platforms, Inc. (formerly known as
  Texas Microsystems, Inc.)                                   Delaware
Sequoia Holdings, Inc.                                        Delaware
Sequoia Systems Japan Co., Ltd. (inactive)                    Japan
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